UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

PROTHENA CORPORATION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C
Grand Canal Docklands
Dublin 2, D02 VK60, Ireland
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-353-1-236-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

In connection with the press release described in Item 8.01 below, on January 8, 2024, Prothena Corporation plc (the “Company”) announced that it expects to report cash, cash equivalents, and restricted cash of approximately $621 million as of December 31, 2023. This preliminary estimate is based on currently available information and does not present all necessary information for a complete understanding of the Company’s financial condition as of December 31, 2023, or the Company’s results of operations for the fourth quarter or year-ended December 31, 2023.

Item 8.01.	Other Events.

On January 8, 2024, the Company issued a press release announcing certain business updates. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2024	PROTHENA CORPORATION PLC

	By:	/s/ Tran B. Nguyen
	Name:	Tran B. Nguyen
	Title:	Chief Strategy Officer and Chief Financial Officer